Registration No. 33-77642
                                                                Rule 424(b)(3)

            SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED JULY 28, 1994

                     MLCC Mortgage Investors, Inc., Seller
            Senior/Subordinate Mortgage Pass-Through Certificates,
         Series 1994A, Class A-1, A-2, A-3, M-1, A-4 and M-2 (Senior)

                       MERRILL LYNCH CREDIT CORPORATION
                                Master Servicer
_________________________________________________________________

     On August 4, 1994, the Senior/Subordinate Pass-Through Certificates, Series 1994A, Class A-1, A-2, A-3, M-1, A-4 and M-2 (the "Offered Certificates") were issued in an approximate original aggregate principal amount of $378,795,000. The Offered Certificates represented beneficial interests in the Trust Fund created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1994 by and among MLCC Mortgage Investors, Inc., as seller, Merrill Lynch Credit Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee. This Supplement to the above-referenced Prospectus Supplement (the "Prospectus Supplement") supplements and updates certain of the information set forth in the Prospectus Supplement. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus Supplement.

     The Master Servicer has informed the Seller that the Master Servicer has entered into a contract with Cendant Mortgage Corporation, as subservicer, to perform its servicing duties under the Pooling and Servicing Agreement. The contract with Cendant Mortgage Corporation does not include the Master Servicer's servicing duties with respect to the Additional Collateral under the Pooling and Servicing Agreement. Notwithstanding such subservicing arrangements entered into by the Master Servicer with Cendant Mortgage Corporation or any other subservicer, the Master Servicer will not be released from its obligations under the Pooling and Servicing Agreement and will remain liable for the servicing of the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such liability by virtue of such subservicing arrangements.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Program--Delinquency and Loan Loss Experience" on page S-41 of the Prospectus Supplement are hereby updated, in their entirety, as follows:

                   PRIMEFIRST(R)LOAN DELINQUENCY EXPERIENCE
                            (Dollars in Thousands)


                                      December 31, 2001       December 31, 2000        December 31, 1999
                                    ---------------------   ---------------------   -----------------------
                                    Number of               Number of                Number of
                                    PrimeFirst  Principal   PrimeFirst  Principal    PrimeFirst   Principal
                                      Loans      Amount       Loans      Amount        Loans       Amount
                                    ---------- ----------   ---------- ----------   -----------  ----------
PrimeFirst Loans
  Outstanding...................       4,873   $1,858,197     17,917   $6,750,058      11,223    $4,526,896
                                    ---------- ----------   ---------- ----------   -----------  ----------
Delinquency Period
  30-59 Days....................         107   $  48,857         486   $  197,046         199    $   76,666
  60-89 Days....................          24      11,747          55       28,746          38        15,834
  90 Days or More*..............          48      30,333          20       13,294          15         8,300
                                    ---------- ----------   ---------- ----------   -----------  ----------
     Total Delinquency..........         179   $  90,937         561   $  239,086         252    $  100,800
                                    ========== ==========   ========== ==========   ===========  ==========

Delinquencies as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding...................       3.67%       4.89%       3.13%        3.54%       2.25%         2.23%

Loans in Foreclosure............          29   $  18,879          36   $   24,910          36    $   33,135

Loans in Foreclosure as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding...................       0.60%       1.02%       0.20%        0.37%       0.32%         0.73%

_________________________________
* Does not include loans subject to bankruptcy proceedings.


                      PRIMEFIRST(R) LOAN LOSS EXPERIENCE
                            (Dollars in Thousands)


                                                      Year Ended            Year Ended             Year Ended
                                                     December 31,          December 31,           December 31,
                                                         2001                  2000                   1999
                                                     ------------          ------------           ------------
Average Principal Balance of PrimeFirst Loan
  Portfolio.......................................    $2,065,866            $5,638,477             $4,467,879
Average Number of PrimeFirst Loans Outstanding
  During the Period...............................         5,450                14,570                 11,243
                                                     ------------          ------------           ------------

Gross Charge-offs.................................    $    5,153            $      885             $    5,578
Recoveries........................................         4,226                     0                     16
                                                     ------------          ------------           ------------
Net Charge-offs...................................    $      927            $      885             $    5,562
                                                     ============          ============           ============
Net Charge-offs as a Percent of Average
  Principal Balance Outstanding...................         0.04%                 0.02%                  0.12%


     Additionally, the information contained in the tables entitled "Range of Cut-Off Date Principal Balances for Loan Group 1", "Margins in Loan Group 1", "Range of Cut-Off Date Principal Balances for Loan Group 2", and "Margins in Loan Group 2" under the heading "The Mortgage Pool" on pages S-29, S-31, S-33 and S-35, respectively, of the Prospectus Supplement are hereby updated to indicate, as of December 31, 2001, the Mortgage Loan Balances and margins of the Mortgage Loans:

                 Range of Principal Balances for Loan Group 1
                            as of December 31, 2001


                                       Number of                                            % of Loan Group 1
 Range of Principal Balances         Mortgage Loans             Principal Balance          by Principal Balance
--------------------------------------------------------------------------------------------------------------------
$0-49,999.99                               1                     $       264.73                    0.00%
$50,000-54,999.99                          2                         100,000.00                    0.20%
$60,000-74,999.99                          2                         143,132.87                    0.29%
$75,000-99,999.99                         10                         886,776.28                    1.82%
$100,000-149,999.99                       16                       1,940,090.12                    3.97%
$150,000-199,999.99                        7                       1,253,710.99                    2.57%
$200,000-249,999.99                       14                       3,114,676.21                    6.38%
$250,000-299,999.99                        9                       2,523,131.87                    5.17%
$300,000-349,999.99                       10                       3,272,790.54                    6.70%
$350,000-399,999.99                        1                         384,836.38                    0.79%
$400,000-449,999.99                        2                         857,785.55                    1.76%
$450,000-499,999.99                        6                       2,835,461.41                    5.81%
$500,000-549,999.99                        2                       1,000,000.00                    2.05%
$600,000-649,999.99                        4                       2,465,888.48                    5.05%
$650,000-699,999.99                        3                       2,091,562.50                    4.29%
$700,000-749,999.99                        3                       2,171,703.50                    4.45%
$750,000-799,999.99                        1                         787,013.05                    1.61%
$800,000-849,999.99                        2                       1,674,492.62                    3.43%
$850,000-899,999.99                        5                       4,402,246.67                    9.02%
$900,000-949,999.99                        2                       1,866,802.02                    3.82%
$950,000-999,999.99                        4                       3,947,134.31                    8.09%
$1,000,000-1,099,999.99                    2                       2,087,499.99                    4.28%
$1,900,000-1,999,999.99                    1                       1,909,999.97                    3.91%
$2,000,000-2,099,999.99                    1                       2,000,000.00                    4.10%
$2,400,000-2,499,999.99                    1                       2,499,989.79                    5.12%
$2,500,000-2,599,999.99                    1                       2,595,125.00                    5.32%
                              --------------------------------------------------------------------------------------
           TOTALS                        112                     $48,812,114.85                  100.00%
                              ======================================================================================


                 One-Year Treasury Index Mortgage Loan Margins
                            as of December 31, 2001


                                                                 % of One-Year Treasury Index
                  Number of Mortgage                             Mortgage Loans by Principal
    Margin               Loans                Principal Balance            Balance
-----------------------------------------------------------------------------------------------
     2.625                 1                     384,836.38                 73.97%
     3.000                 1                     135,425.75                 26.03%
                -------------------------------------------------------------------------------
TOTALS:                    2                     520,262.13                100.00%
                ===============================================================================



                  Prime Index Mortgage Loan Margins as of December 31, 2001


                  Number of Mortgage                                 % of Prime Index Mortgage
    Margin               Loans                Principal Balance     Loans by Principal Balance
-----------------------------------------------------------------------------------------------
    -0.125                 3                     2,532,635.13                 51.66%
     0.000                 3                     1,276,785.57                 26.05%
     0.250                 2                       472,817.87                  9.65%
     0.500                 4                       619,808.20                 12.64%
                -------------------------------------------------------------------------------
TOTALS:                   12                     4,902,046.77                100.00%
                ===============================================================================



                  Six-Month LIBOR Index Mortgage Loan Margins
                            as of December 31, 2001


                                                                 % of Six-Month LIBOR Index
                  Number of Mortgage                             Mortgage Loans by Principal
    Margin               Loans                Principal Balance            Balance
-----------------------------------------------------------------------------------------------
     0.875                 1                       879,454.93                2.03%
     1.125                 1                       867,689.89                2.00%
     1.250                 1                       250,991.71                0.58%
     1.500                 8                    11,516,261.48               26.54%
     1.625                14                     9,854,969.38               22.71%
     1.750                22                     9,745,605.10               22.46%
     1.875                 3                     2,048,673.86                4.72%
     2.000                15                     4,124,223.80                9.51%
     2.250                28                     3,595,333.20                8.29%
     2.375                 1                       101,739.82                0.23%
     2.500                 4                       404,862.78                0.93%
                -------------------------------------------------------------------
TOTALS:                   98                    43,389,805.95              100.00%
                ===================================================================


                 Range of Principal Balances for Loan Group 2
                            as of December 31, 2001


                                       Number of                                            % of Loan Group 2
 Range of Principal Balances         Mortgage Loans             Principal Balance          by Principal Balance
--------------------------------------------------------------------------------------------------------------------
$0-49,999.99                                  1           $      29,767.14                        0.10%
$75,000-99,999.99                             3                 287,805.81                        0.95%
$100,000-149,999.99                          12               1,498,433.48                        4.96%
$150,000-199,999.99                          13               2,389,914.22                        7.91%
$200,000-249,999.99                           5               1,086,151.68                        3.59%
$250,000-299,999.99                           4               1,080,470.89                        3.57%
$300,000-349,999.99                           6               1,910,969.20                        6.32%
$350,000-399,999.99                           4               1,464,377.54                        4.85%
$400,000-449,999.99                           1                 420,000.14                        1.39%
$450,000-499,999.99                           5               2,352,797.06                        7.78%
$550,000-599,999.99                           4               2,331,327.56                        7.71%
$600,000-649,999.99                           1                 619,626.49                        2.05%
$700,000-749,999.99                           1                 748,269.61                        2.48%
$750,000-799,999.99                           2               1,554,148.09                        5.14%
$850,000-899,999.99                           1                 869,999.99                        2.88%
$950,000-999,999.99                           1                 993,660.37                        3.29%
$1,000,000-1,099,999.99                       1               1,000,000.00                        3.31%
$1,100,000-1,199,999.99                       1               1,119,014.81                        3.70%
$1,200,000-1,299,999.99                       1               1,249,999.50                        4.14%
$1,400,000-1,499,999.99                       1               1,472,683.41                        4.87%
$1,500,000-1,599,999.99                       1               1,550,000.00                        5.13%
$1,700,000-1,799,999.99                       1               1,755,126.36                        5.81%
$2,400,000-2,499,999.99                       1               2,440,000.01                        8.07%
                                     --------------------------------------------------------------------------------
               TOTALS                        71             $30,224,543.36                      100.00%
                                     ================================================================================


                 One-Year Treasury Index Mortgage Loan Margins
                            as of December 31, 2001


                                                                 % of One-Year Treasury Index
                  Number of Mortgage                             Mortgage Loans by Principal
Margin                   Loans                Principal Balance            Balance
-----------------------------------------------------------------------------------------------
     2.50                  1                      300,000.00               100.00%
                -------------------------------------------------------------------------------
TOTALS:                    1                      300,000.00               100.00%
                ===============================================================================


                       Prime Index Mortgage Loan Margins
                            as of December 31, 2001


                  Number of Mortgage                                 % of Prime Index Mortgage
Margin                   Loans                Principal Balance     Loans by Principal Balance
-----------------------------------------------------------------------------------------------
     0.000                 1                      580,800.21                   68.62%
     0.625                 2                      265,616.97                   31.38%
                -------------------------------------------------------------------------------
TOTALS:                    3                      846,417.18                  100.00%
                ===============================================================================



                  Six-Month LIBOR Index Mortgage Loan Margins
                            as of December 31, 2001



                                                                    % of Six-Month LIBOR Index
                  Number of Mortgage                               Mortgage Loans by Principal
Margin                   Loans                Principal Balance              Balance
-----------------------------------------------------------------------------------------------
     1.125                 1                       396,000.00                  1.36%
     1.500                 1                       568,000.00                  1.95%
     1.625                 5                     5,117,413.22                 17.60%
     1.750                 8                     4,615,087.66                 15.87%
     1.875                17                     7,100,564.73                 24.42%
     2.000                 5                     5,274,326.21                 18.14%
     2.125                12                     2,402,801.61                  8.26%
     2.250                 1                       467,999.99                  1.61%
     2.375                14                     1,938,805.22                  6.67%
     2.500                 1                       993,660.37                  3.42%
     2.625                 2                       203,467.17                  0.70%
                -------------------------------------------------------------------------------
TOTALS:                   67                    29,078,126.18                100.00%
                ===============================================================================


                             ____________________


                The date of this Supplement is April 26, 2002.